Exhibit 99.1

Thunder Energies Corp. to Voluntarily Delist

ATLANTA, GA--(BUSINESS WIRE)—Ricardo Haynes, Thunder Energies Corp.’s CEO issued the following statement:

Thunder Energies Corp. (OTC:TNRG) announced today their intent to delist and “go dark” from the public markets.

Please take Notice: on July 10, 2025, the Board of Directors, with the consent of a majority of eligible voting shareholders of the Company, approved a voluntary withdrawal of the class of securities from listing and registration on the Exchange and OTC Markets pursuant to 17 CFR 240.12d2-2(c); further, we believe Issuer has complied with the rules of the Exchange and the requirements of 17 CFR 240.12d2-2(c). Following this Notice, which has been filed with the SEC in a Form 8-K, and the obligatory 10-day waiting period, Issuer will file Form 25 - NOTIFICATION OF REMOVAL FROM LISTING AND/OR REGISTRATION; subsequently, Issuer, after waiting the obligatory 10-day waiting period, will file Form 15 - CERTIFICATION AND NOTICE OF TERMINATION OF REGISTRATION.

As our loyal shareholders are aware, the Company has over the past year, liquidated its assets and paid a dividend to shareholders in the form of OTC:WBSR shares. The Company will become a private Florida corporation.

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Investor Contact:
Thunder Energies Corp
P: (404) 793-1956
E: rhaynes@thunderenergiescorp.com

Media Contact:
Donald R. Keer, P.E., Esq.
Corporate Counsel
P: (254) 704-2675